Exhibit 99.1

BankAtlantic Bancorp, Inc. to Pursue a Rights Offering

-Announces Terms of Rights Offering-

FORT LAUDERDALE, FL – May 2, 2011 — BankAtlantic Bancorp, Inc. (NYSE:BBX) (the “Company”) today announced that it intends to pursue a rights offering (“Offering”) for up to $30 million of its Class A Common Stock. A record date of May 12, 2011 has been set for the Offering. In connection with the Offering, the Company will distribute to each holder of its Class A Common Stock and Class B Common Stock, as of the close of business on the record date, non-transferable subscription rights to purchase shares of its Class A Common Stock at a subscription price of $0.75 per share. The amount of subscription rights to be distributed in the Offering will be determined based on the total number of shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on the record date. The Company will not issue fractional subscription rights; rather, the number of subscription rights which each shareholder will receive will be rounded up to the nearest whole number. Based on the current number of outstanding shares, it is estimated that each eligible holder of the Company’s Class A Common Stock and Class B Common Stock would receive 0.624 subscription rights per share.

The Company’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “BankAtlantic Bancorp intends to use the proceeds of the Offering, together with cash currently held by BankAtlantic Bancorp, to contribute capital to BankAtlantic, its primary operating subsidiary. While BankAtlantic’s capital levels at March 31, 2011 exceeded the traditional definitions of ‘well capitalized’ regulatory capital thresholds, BankAtlantic is required to achieve by June 30, 2011 and maintain a Tier 1/Core capital ratio of 8% and a Total Risk-based capital ratio of 14%. At March 31, 2011, BankAtlantic’s Tier 1/Core capital ratio was 5.97% and its Total Risk-based capital ratio was 11.76%. We are pleased with the relative consistency of our capital ratios over the last four years, which are indicated below:

	12/2006	12/2007	12/2008	12/2009	12/2010	3/2011
Tier 1/Core	7.55%	6.94%	6.80%	7.58%	6.22%	5.97%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	11.72%	11.76%

“As previously disclosed, we anticipate that the pending sale of BankAtlantic’s Tampa area branches (and associated deposits) and related facilities to PNC Bank, N.A. (anticipated to close June 3, 2011, subject to customary closing conditions and regulatory requirements), will add over 145 basis points to each of BankAtlantic’s regulatory capital ratios. We currently anticipate that based upon the expected financial impact of this sale transaction, together with current estimates of BankAtlantic’s operating results and asset balances and the proceeds of the Offering, that BankAtlantic will be in a position to meet its higher capital requirements at June 30, 2011.

“BankAtlantic Bancorp’s Board concluded that proceeding with a rights offering was advisable as it does not entail many of the substantial costs and uncertainties associated with an underwritten public offering and it provides our shareholders the opportunity to purchase shares on a pro rata basis and maintain their ownership position in our Company,” Mr. Levan concluded.

The currently contemplated terms of the Offering are as follows: each whole subscription right will entitle the holder to subscribe for one share of the Company’s Class A Common Stock at the subscription price of $0.75 per share, a 16% discount from today’s closing price. This is referred to as the basic subscription right. Rights holders who elect to exercise their basic subscription rights in full will also have an over-subscription option pursuant to which they may request to purchase, at the same $0.75 per share subscription price, additional shares of the Company’s Class A Common Stock that remain unsubscribed for at the expiration of the Offering. Any over-subscription request will be subject to acceptance by the Company, the availability of shares of the Company’s Class A Common Stock after giving effect to all exercises of basic subscription rights and the allocation of the remaining shares among all rights holders whose over-subscription requests are accepted by the Company. The Company may reject over-subscription requests if it determines that the issuance of shares of Class A Common Stock to a rights holder would jeopardize or limit the Company’s ability to use its available net operating losses to offset future taxable income.

The subscription rights will be exercisable until 5:00 p.m., New York City time, on June 16, 2011, unless the Company extends the Offering. The Company reserves the right to cancel or terminate the Offering at any time prior to its expiration.

Offering materials, including a prospectus supplement (and accompanying base prospectus) and other items necessary to exercise the subscription rights, will be mailed on or about May 16, 2011 to eligible shareholders. The prospectus supplement (and accompanying base prospectus) will contain important information about the Offering, and shareholders are urged to read the document carefully when available. Questions from shareholders about the Offering may be directed to the information agent for the Offering, Georgeson Inc., at 199 Water Street, 26th Floor, New York, New York 10038, telephone (877) 278-4751 for shareholders and (212) 440-9800 for banks and brokers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, copies of the prospectus supplement (and accompanying base prospectus) relating to these securities may be obtained by contacting Georgeson Inc. as set forth above, or BankAtlantic Bancorp, Inc., Attn: Investor Relations, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, telephone (954) 940-5300.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: (954) 940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

###

Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reasons within BankAtlantic Bancorp’s discretion, BankAtlantic Bancorp may decide not to pursue the Offering, the risk that the Offering may not otherwise be consummated on the contemplated terms, or at all, the risk that BankAtlantic’s Tampa branch sale may not be consummated on the contemplated terms, when expected, or at all, or have the positive financial impact currently anticipated, and the risk that BankAtlantic may not be able to timely achieve and thereafter maintain the required capital ratios described in this press release even if BankAtlantic’s Tampa branch sale is consummated, the Offering is successfully completed and the net proceeds of the Offering are contributed to BankAtlantic. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission, including, without limitation, those described in the “Risk Factors” section of BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010. BankAtlantic Bancorp cautions that the foregoing risks and uncertainties are not exclusive.